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                                                                    EXHIBIT 99.1


Independent Accountants' Review Report

The Board of Directors
Iwerks Entertainment, Inc.

We have reviewed the accompanying unaudited condensed consolidated balance sheet of Iwerks Entertainment, Inc. and subsidiaries as of December 31, 1996, and the related unaudited condensed consolidated statements of operations for the three-month and six-month periods ended December 31, 1996 and 1995, and the unaudited condensed consolidated statements of cash flows for the six-month periods ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Iwerks Entertainment, Inc. as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended not presented herein and in our report dated August 2, 1996 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of June 30, 1996 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



January 24, 1997


                                         /s/ Ernst & Young LLP